PATENT AND TECHNOLOGY LICENSE AGREEMENT

This PATENT AND TECHNOLOGY LICENSE AGREEMENT (“Agreement”), dated as of May 27, 2005 (“Effective Date”) is entered into by and between face2face animation, inc., a Delaware corporation (“Licensor”), having a place of business at 2 Kent Place Blvd., Summit, NJ 07901 and InMotion Biometrics, Inc., a Delaware corporation (“Licensee”), a wholly owned subsidiary of BudgetHotels Network Inc., a Nevada corporation (which shall be renamed Edentify, Inc.) (“Parent”), having a place of business at 74 West Broad Street, Suite 350, Bethlehem, PA 18018.

WHEREAS, Licensor owns certain Technology and Patents (as defined below), including hardware and software, relating to identification of people and facial recognition, and desires to grant to Licensee a license to the Technology and Patents;

WHEREAS, Licensee desires to obtain a license from Licensor to the Technology and Patents.

NOW, THEREFORE, in consideration of the foregoing and the respective promises and covenants contained in this Agreement, Licensor and Licensee hereby agree as follows:

1. Definitions.

The following terms shall have the meanings set forth below:

1.1 Affiliate. “Affiliate” shall have the meaning ascribed to such term under Rule 405 of the Securities Act of 1933.

1.2 Derivative Works. “Derivative Works” means a work that is based upon one or more pre-existing works relating to the Technology, such as a revision, modification, translation, abridgment, condensation, expansion or any other form in which such pre-existing works may be recast, transformed, or adapted and that, if prepared, without authorization of the owner of the rights in such pre-existing work, would constitute infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a pre-existing work or condensation or expansion of the Technology, Licensed Software Products or Licensed Services or any form in which such Technology may be recast, transformed, or adapted by or for Licensee.

1.3 Development Agreement. “Development Agreement” means the development agreement between Licensor and Licensee of even date herewith.

1.4 Gross Revenues. “Gross Revenues” means any amounts received by Licensee, directly or indirectly, in consideration for the provision of, sale, license, lease, rental or use of the Licensed Hardware Products, Licensed Software Products and/or Licensed Services, as the case may be.

1.5 Improvements. “Improvements” means all inventions protectable by patent that are improvements or modifications to the Technology and that are created or developed either independently or jointly by Licensor and/or Licensee after expiration or termination of the Development Agreement.

1.6 Licensed Hardware Products. “Licensed Hardware Products” means all products made, have made, used, offered for sale or sold by Licensee incorporating or developed using the Licensed Technology for Security Applications.

1.7 Licensed Services. “Licensed Services” means all services provided by Licensee incorporating or developed using the Licensed Technology for Security Applications.

1.8 Licensed Software Products. “Licensed Software Products” means all products made, have made, used, offered for sale or sold by Licensee incorporating or developed using the Licensed Technology for Security Applications.

1.9 Licensed Technology. “Licensed Technology” means all Licensor Technology, Licensor Patents, Licensor Derivative Works, and Licensor Improvements.

1.10 Patents. “Patents” means all U.S. patents and patent applications relating to the Technology, including all continuations, continuations-in-part (only if filed in the USPTO during the term of this Agreement), divisionals, reissues, reexamination certificates, extensions and renewals, and including all foreign counterparts thereto, owned by or licensed to Licensor and/or Licensee or Parent, that relate to verifying identification of people and facial recognition, including all patents and patent applications identified in Exhibit A.

1.11 Person. “Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust, any unincorporated organization or a government or a political subdivision thereof.

1.12 Security Applications. “Security Applications” means any and all uses relating to (i) securing and/or providing restricted access to information, systems, technology, locations or things, and (ii) confirming or verifying identification or authorization, and identifying individuals or authorized users, each as more completely detailed in Appendix “A” to the Edentify Business Plan, which is attached hereto as Exhibit “B”.

1.13 Share Issuance Agreement. “Share Issuance Agreement” means an agreement between the parties, as annexed hereto as Exhibit C.

1.14 Technology. “Technology” means the technology, processes, ideas, concepts, inventions, invention disclosures, laboratory notebooks, know-how, discoveries, trade secrets, improvements, design information, drawings, plans, technical data, shop rights, engineering documentation, engineering notebooks, specifications, blueprints, mask works, flow charts, diagrams, software (in object and source code), models, prototypes and other intellectual property developed (i) by Licensor either prior to, during or after the term of the Development Agreement, (ii) by Licensee or Parent during the term of the Development Agreement or (iii) jointly by Licensor and Licensee or Parent during the term of the Development Agreement, pertaining to any and all Security Applications.

2. License.

2.1 Licensed Technology Grant. Licensor grants Licensee a worldwide, non-divisible, perpetual (subject to Section 5.1, 5.2, 5.3 and 9), irrevocable (subject to Sections 5.1, 5.2, 5.3 and 9), exclusive license to use the Licensed Technology as herein provided to make, have made, use, offer to sell, sell and import Licensed Hardware Products and Licensed Software Products, and provide Licensed Services, only for Security Applications, except as limited herein. Licensor also grants Licensee the limited right to grant sub-licenses as set forth in Section 2.2 below.

2.2 Sublicenses. Upon the prior written request by Licensee, Licensor shall have the option, at its sole and absolute discretion, to allow Licensee to grant one or more sub-licenses under the Licensed Technology commensurate in scope with the license granted hereunder, which shall not be unreasonably withheld. Notice of the disallowance of any sub-licenses that Licensee has requested pursuant to this Section 2.2 shall be provided to Licensee in writing no later three (3) business days after receipt of such request by Licensor. If Licensor does not respond to Licensee’s request within such period, the sub-license shall be deemed to be consented to by Licensor, provided, however, that the terms of any sub-license shall be no less restrictive on any sub-licensee than the terms of this Agreement are on Licensee. All sublicenses shall transfer to Licensor upon termination of this Agreement.

2.3 Consideration. As consideration for Licensor granting Licensee the rights provided for in this Agreement, Licensee shall, subject to the other provisions of this Agreement pay Licensor the royalty amounts as set forth in Section 3.1.

2.4 Restrictions on Joint Technology.

a. Licensee agrees that it shall not use or license the right to use the Joint Technology, nor shall it or shall it allow a third party to make, have made, use, offer to sell, sell, have sold or import any products or services using the Joint Technology for other than Security Applications. All revenues derived by Licensee from the use or license of the Joint Technology as provided for hereunder shall belong to Licensee.

b. Licensor agrees that it shall not use or license the right to use the Joint Technology, nor shall it or shall it allow a third party to make, have made, use, offer to sell, sell, have sold or import any products or services using the Joint Technology for Security Applications. All revenues derived by Licensor from the use or license of the Joint Technology as provided for hereunder shall belong to Licensor.

3. Payments.

3.1 Pass Through Royalties and Fees. All royalties and fees assessed against, accrued or payable by Licensor to a third party relating to the Licensed Software Products, the Licensed Hardware Products and the Licensed Services shall be paid to Licensor by Licensee, at least five (5) business days before any such royalties or fees are payable by Licensor to such third party. All royalty and fee amounts shall be paid by check or in cash in U.S. dollars. Each payment shall be accompanied by a report identifying all sales, in dollars and in number of units, that form the basis for such royalty calculations or fees payable, and amounts paid.

4. Taxes.

Licensor is not responsible for any sales, use, value-added, personal property or other taxes imposed on either Licensee’s use, possession, offer for sale, or sale of Licensed Products. Each party shall be solely responsible for any taxes based on its own net income.

5. Term and Termination.

5.1 Licensor may terminate this Agreement after written notice to Licensee indicating that Licensee has materially breached any of the terms or conditions of this Agreement, and such breach is not cured within thirty (30) days after receipt of such notice.

5.2 Should Parent fail to issue to Licensor the full amount of shares and warrants or deliver the proper amounts of shares and warrants as required by paragraph 1(a) of the Share Issuance Agreement, upon thirty (30) days’ written notice Licensor shall have the right to terminate this Agreement unless such breach is cured by Parent during such thirty (30) day period, provided, that should Licensee dispute whether there has been a material breach of this Agreement by Licensee, such dispute shall be decided by arbitration under the rules of the American Arbitration Association (“AAA”) with a single arbitrator, to be agreed upon by the parties, or if not selected within thirty (30) days, to be selected according to the AAA rules, with the parties endeavoring to conclude such arbitration within six (6) months from initiation of the arbitration. All arbitration fees, costs and expenses shall be paid by the losing party to any such arbitration.

5.3 Licensee may terminate this Agreement at any time upon sixty (60) days prior written notice to Licensor, provided however that if such termination by Licensee results from a material breach of this Agreement by Licensor, or a change of control of Licensor that is not consented to in writing by Licensee resulting in Licensor becoming controlled by a direct competitor of Licensee, and Licensee is not in material breach of this Agreement or the Share Issuance Agreement, upon thirty (30) days’ written notice by Licensee and a failure during such thirty (30) day period for Licensor to cure, Licensor will forfeit all stock issued to Licensor pursuant to the Stock Issuance Agreement and in the event that Licensor has transferred the common stock issued pursuant to such Stock Issuance Agreement to a third party prior to the time of such breach or change of control, as the case may be, Licensor shall pay Licensee, as full liquidated damages, the sum of $100,000, provided, that should Licensor dispute whether there has been a material breach of this Agreement by Licensor, such dispute shall be decided by arbitration under the rules of the American Arbitration Association (“AAA”) with a single arbitrator, to be agreed upon by the parties, or if not selected within thirty (30) days, to be selected according to the AAA rules, with the parties endeavoring to conclude such arbitration within six (6) months from initiation of the arbitration. All arbitration fees, costs and expenses shall be paid by the losing party to any such arbitration. Notwithstanding the above, upon a change of control of Licensor that is not consented to by Licensee resulting in Licensor becoming controlled by a direct competitor of Licensee, Licensee shall have thirty (30) days from obtaining knowledge of such change of control to provide Licensor with notice of termination of this Agreement, provided that should Licensee fail to provide Licensor with notice of termination during such thirty (30) day period, Licensee shall forfeit its right to terminate the Agreement as a result of such change of control.

5.4 Upon termination of this Agreement, Licensee shall immediately cease all manufacture, use, sale and providing of Licensed Hardware Products, Licensed Software Products and Licensed Services and, to the extent reasonably practicable, each party shall promptly return and deliver to the other party all Licensed Technology and Confidential Information belonging to such party that is in its possession, and shall certify in writing that it has not knowingly retained any copies of such.

6. Ownership of Rights.

6.1 Ownership of Licensed Technology. Licensee acknowledges and agrees that title to and ownership of the Licensed Technology and all of the applicable intellectual property rights in and to the Licensed Technology shall be as follows:

a. All Technology developed solely by Licensor (“Licensor Technology”) and Improvements developed by Licensor (“Licensor Improvements”) shall be owned by and remain the sole and exclusive property of Licensor. Licensee acknowledges that this Agreement does not convey any interest in and to the Licensor Technology or Licensor Improvements or the intellectual property rights therein other than the license rights set forth in Sections 2.1, 2.2 and 2.3 herein.

b. All Technology developed solely by Licensee (“Licensee Technology”) and Improvements developed by Licensee (“Licensee Improvements”) shall be owned by and remain the sole and exclusive property of Licensee. Licensor acknowledges that this Agreement does not convey any interest in and to the Licensee Technology or Licensee Improvements or the intellectual property rights therein other than the license rights set forth in Section 2.4.

c. All Technology and Improvements developed jointly by the Parties (“Joint Technology”) shall be jointly owned by and remain the jointly owned property of the Parties in equal share. Any and all Derivative Works, Licensor Improvements and Licensee Improvements shall be subject to one or more separate development agreements and/or licenses to be negotiated by the Parties in good faith.

d. All Derivative Works developed by Licensor and/or Licensee, either independently or jointly (“Licensor Derivative Works”) shall be owned by and remain the sole and exclusive property of Licensor. All Licensor Derivative Works and Licensor Improvements shall be subject to the license granted to Licensee pursuant to Sections 2.1 and 2.2. Licensee acknowledges that this Agreement does not convey any interest in and to the Licensor Technology or the intellectual property rights therein other than the license rights set forth in Section 2.

e. Licensor agrees to provide Licensee with reasonable notice of its licensing of the Licensed Technology to third parties.

7. Limitations, Warranties, Indemnity, Disclaimer.

7.1 Limitations. Nothing contained in this Agreement shall be construed as creating any form of license or rights under any patents, copyrights, mask works, trademarks, service marks, trade names, service names, trade dress, trade secrets, know-how, or confidential information owned or controlled by Licensor, other than as specifically indicated herein. The Parties acknowledge that the Licensed Technology is in the process of development pursuant to the Development Agreement and has not yet been developed by Licensor or Licensee, and Licensor shall provide such representations and warranties with respect to the Licensed Technology as set forth in the Development Agreement.

7.2 Indemnities

a. By Licensor. Licensor shall indemnify, defend and hold harmless Licensee against any claim, demand or cause of action (a) resulting from a breach of any provision of this Agreement by Licensor, or (b) relating to infringement based on the use by Licensee of the Product (as defined in the Development Agreement) in conformance with the specifications or the requirements of this Agreement; provided that indemnification by Licensor under (b) shall not apply to any allegation or determination of infringement to the extent that such infringement is based on (i) the use of application code or modifications developed by Licensee or a third party, if such infringement would have been avoided in the absence of such use, (ii) the use of any other software or hardware that is used in conjunction with the Product, if such infringement would have been avoided in the absence of such combination or use, (iii) the unauthorized use of the Product, or (iv) use of the Product not in conformance with the specifications or the requirements of this Agreement; and provided, further, that this indemnification shall be contingent upon Licensee immediately notifying Licensor upon learning of any such claim, demand or cause of action, and providing Licensor with such assistance as reasonably requested by Licensor in defending against such claim, demand or cause of action.

b. By Licensee. Licensee shall indemnify, defend and hold harmless Licensor against any claims, demands or causes of action (a) alleging infringement of any third party intellectual property rights based on (i) the use of application code or modifications developed by Licensee or a third party, (ii) the use of any other software or hardware that is used in conjunction with the Product, (iii) the unauthorized use of the Product, or (iv) use of the Product not in conformance with the specifications or the requirements of this Agreement, (b) based on the unauthorized use of the Product by Licensee, or (c) based on or resulting from a breach of any provision of this Agreement by Licensee.

7.3 Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN OR IN THE DEVELOPMENT AGREEMENT, LICENSOR HEREBY SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF ANY SORT, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE TECHNOLOGY, IMPROVEMENTS, LICENSED HARDWARE PRODUCTS, LICENSED SOFTWARE PRODUCTS AND LICENSED SERVICES.

7.4 Mitigation. In the event that any claim, demand or cause of action (“Claim”) is asserted against Licensee alleging infringement of any third party intellectual property rights resulting from the use by Licensee of the Product, the Company shall use commercially reasonable efforts to seek to resolve such Claim by one or more of the following: (a) modifying the Product such that it no longer infringes or (b) obtaining a license to the asserted intellectual property (the payments under which shall be borne by Licensee). Should it be commercially unreasonable for Licensor to undertake either (a) or (b), or if the payments under (b) are unduly burdensome for Licensee, then Licensee may either (x) terminate this Agreement, (y) request that Licensor remove the infringing subject matter (at Licensee’s expense) or (z) continue using the Product, provided, that Licensee shall bear all costs and expenses and responsibility for defending against and payment of any and all damages relating to Licensee’s use of the Product and any lawsuits, proceedings and/or settlements relating to any such Claims.

8. Marking. Licensee shall permanently mark with the numbers of any patents relating to the Licensed Technology owned by Licensor (“Patents”) all of the Licensed Hardware Products and Licensed Software Products in accordance with 35 U.S.C. § 287 and in substantially the following form: “This product is covered by one or more of the following United States Patents:      [list numbers.]” In addition to marking the Licensed Hardware Products and Licensed Software Products in the manner described above, licensee must also mark, in substantially the same manner as described above, the box or packaging that contains the Licensed Hardware Products or Licensed Software Products. Licensee may advertise that reference the fact that the Licensed Hardware Products and Licensed Software Products are licensed under the Patents and that the Patents are owned by Licensor but, except as expressly provided herein, shall not otherwise use the name or any trademark or service mark of Licensor to market, advertise, or promote the Licensed Hardware Products, Licensed Software Products or Licensed Services or any other products or services without Licensor’s express written consent.

9. Non Assignment.

(a) Licensee may not assign this Agreement or any of the rights or privileges under this Agreement without the prior written consent of Licensor which consent shall not be unreasonably withheld. For purposes of this Agreement, Licensee shall be deemed to have assigned this Agreement in derogation of this provision if Licensee permits or fails to prevent any other person or entity to take the place of Licensee hereunder by merger, consolidations, stock transfer, other reorganization or as a result of bankruptcy. Notwithstanding the above, Licensee may assign this Agreement to Parent or an entity that is an Affiliate of Licensee. The validity of any approved or allowable assignment of this Agreement or any of the rights or privileges under this Agreement shall be subject to the assignee agreeing in advance in writing to be bound by the terms of this Agreement. Any attempted assignment in derogation of the foregoing shall be void. Should Parent transfer any of its ownership interest in Licensee to any third party without the prior written consent of Licensor (other than as expressly permitted hereunder), this Agreement and the Licenses hereunder shall terminate.

(b) Licensor may not assign this Agreement or any of the rights or privileges under this Agreement without the prior written consent of Licensee which consent shall not be unreasonably withheld. For purposes of this Agreement, Licensor shall be deemed to have assigned this Agreement in derogation of this provision if Licensor permits or fails to prevent any other person or entity to take the place of Licensor hereunder by merger, consolidations, stock transfer, other reorganization or as a result of bankruptcy. Notwithstanding the above, Licensor may assign this Agreement to an entity that is an Affiliate of Licensor. The validity of any approved or allowable assignment of this Agreement or any of the rights or privileges under this Agreement shall be subject to the assignee agreeing in advance in writing to be bound by the terms of this Agreement. Any attempted assignment in derogation of the foregoing shall be void. Should a majority of the ownership interest in Licensor be transferred to any third party that is not currently a shareholder of Licensor without the prior written consent of Licensee (other than as expressly permitted hereunder), this Agreement and the Licenses hereunder shall terminate.

10. Infringement by Third Parties. Licensor shall have the sole and exclusive right to bring suit and initiate proceedings relating to any infringement of the Patents or misappropriation of the Technology or Improvements and to settle the same. All costs and expenses relating to any such suit or suits or proceeding shall be paid for by Licensor, and any and all recoveries, awards, or payments from said suits or any settlements thereof shall be the property of Licensor. Licensee shall reasonably cooperate with and assist Licensor in all such suits as Licensor deems reasonably appropriate or necessary and all costs and expenses thereof shall be borne by Licensor. If Licensee becomes aware of any infringement of the Patents or misappropriation of the Technology or Improvements by any third-party, Licensee shall promptly notify Licensor of such and provide Licensor with any and all evidence thereof in its possession or control.

11. Third Party Technology. The parties acknowledge that certain software, equipment or technology of third parties, including without limitations, facial recognition and acoustic speech software and hardware, may be required to operate or provide support for the Licensed Hardware Products, Licensed Software Products or Licensed Services or practice the Licensed Technology, including those listed in Exhibit C (as amended by the Parties from time to time). Licensor shall cooperate with Licensee to identify any such third party technology that will be available to Licensee, but Licensor shall not be obligated to pay for the purchase or licensing of any such third party technology or any third party intellectual property rights relating to such technology.

12. Prosecution.

12.1 By Licensor. Licensor shall retain the right but not the obligation to prosecute and/or maintain all of the Patents relating to the Licensor Technology and Joint Technology and any other intellectual property rights relating thereto. Licensee shall cooperate with Licensor in any prosecution of pending applications concerning any Licensor Technology and Joint Technology by providing upon request technical information and data in an appropriate form relating to the subject matter of any pending applications or issued patents. Licensor shall be responsible for all costs and expenses with respect to the Licensor Technology. Licensor and Licensee shall share equally all costs and expenses with respect to the Joint Technology.

12.2 By Licensee. Licensee shall retain the right but not the obligation to prosecute and/or maintain all of the Patents relating to the Licensee Technology or any other intellectual property rights relating thereto. Licensee shall be responsible for all costs and expenses with respect to the Licensee Technology.

12.3 Failure to Prosecute. Should a Party fail to or choose not to prosecute or maintain any patents relating to the Licensor Technology or pay for the prosecution of any patents relating to the Joint Technology, the other Party shall have the right to prosecute and/or maintain such patents subject to such other Party paying for and undertaking such obligation to prosecute and maintain any such patents. Should the other Party undertake the obligation to prosecute and maintain and pay for any such patents, the non-prosecuting Party shall relinquish its right, if any, to prosecute the patent, and the non-prosecuting Party shall assign and shall be deemed to have assigned all of its rights in same to the prosecuting Party. Upon assignment of any such patent, the assigning Party shall be granted by the other Party a license to such patent that is commensurate in scope to the rights enjoyed by the assigning Party in such patent pursuant to this Agreement prior to the assignment.

13. Information and Confidentiality.

13.1 Exchange of Information. During the term of this Agreement, Licensor and Licensee shall keep each other informed on all Improvements conceived or developed by any of them to the Technology.

13.2 Confidentiality. Licensor and Licensee acknowledge that the Licensed Technology licensed pursuant to this Agreement relates or will relate to information that is not or will not be publicly available (“Confidential Information”). The Confidential Information provided hereunder is valuable, proprietary, and unique, and each Party agrees to maintain the confidentiality of the Confidential Information and to be bound by and observe the proprietary nature thereof as provided herein. Each Party agrees to take diligent action to fulfill its obligations hereunder by instruction or agreement with its employees or agents (whose confidentiality obligations shall survive termination of employment or agency) who are permitted access to the Confidential Information. Access shall only be given on a need-to-know basis, except as otherwise set forth herein or as may be permitted in writing by the disclosing Party. Without limiting the generality of the foregoing, for the avoidance of doubt each Party agrees that those staff or other representatives of the other Party who require access to the Confidential Information for support shall not require a license. Neither Party shall use, provide or otherwise make available the Confidential Information or any part or copies thereof to any third party, except its employees, consultants and agents, other than as agreed to in writing in advance by the disclosing Party. Prior to any such disclosure, each party to whom Confidential Information is to be disclosed shall agree to terms and conditions concerning exchange of information and confidentially as laid down in this Section 13.2. The terms and conditions of this Agreement are also confidential to the parties. Neither party shall disclose any such terms and conditions during the term of the Agreement and thereafter without prior written approval by the other party, except as required by law.

13.3 Reverse Engineering. Licensee shall not reverse engineer, decompile or disassemble the Licensed Technology or any portion thereof, nor otherwise attempt to create or derive the Licensed Technology except as permitted by law. Licensee acknowledges and agrees that that unauthorized reproduction, use, or disclosure of the Licensed Technology or any part thereof is likely to cause irreparable injury to Licensor, who shall therefore be entitled to injunctive relief to enforce these license restrictions, in addition to any other remedies available at law, in equity, or under this Agreement, and without the need to post bail even if ordinarily required.

13.4 Confidentiality Exceptions. Notwithstanding the provisions of this Section 13, the confidentiality obligations hereunder shall not apply to (i) information that is known to the public or is generally known within the industry or business, (ii) information that was required to be disclosed pursuant to law or order of a court having jurisdiction (provided that the party required so to disclose such Confidential Information shall offer the party owning such Confidential Information the opportunity to obtain an appropriate protective order or administrative relief against disclosure of such Confidential Information) but only to the extent of any such required disclosure, and (iii) information that was legally acquired by Licensor or Licensee, as the case may be, from a third-party in good faith, provided that such disclosure by the third-party was not in breach of any agreement between such third-party and Licensor or Licensee, as the case may be.

14. Survival. The terms of Sections 2.4, 5.3, 6.1(a)-(d), 7.3, 13.2, 13.3, 13.4, 14, 15 and 16 shall survive the termination or expiration of this Agreement.

15. General Provisions.

15.1 Choice of Law. This Agreement will be governed by, and construed and interpreted according to, the substantive laws of the State of Delaware, without regard to its choice of law provisions.

15.2 Choice of Forum. Any claim or action brought by Licensor arising in any way out of this Agreement, other than a dispute under Section 3.3, must be brought in the United States District Court, Eastern District of Pennsylvania or, if subject matter jurisdiction cannot be obtained in that court, in any court of competent jurisdiction sitting in Pennsylvania. Any claim or action brought by Licensee arising in any way out of this Agreement must be brought in the United States District Court, District of New Jersey or, if subject matter jurisdiction cannot be obtained in that court, in any court of competent jurisdiction sitting in New Jersey. Licensor and Licensee hereby submit to the jurisdiction and venue of said courts for these purposes.

15.3 Entire Agreement. The Agreement is the final and entire agreement between the parties relating to the subject matter and supersedes any and all prior or contemporaneous discussions, statements, representations, warranties, correspondence, conditions, negotiations, understandings, promises and agreements, oral and written, with respect to such subject matter.

15.4 No Reliance. The parties each acknowledge that, in entering into this Agreement, they have not relied upon any statements, representations, warranties, correspondence, negotiations, conditions, understandings, promises and agreements, oral or written, not specifically set forth in this Agreement. All of the parties represent that they are represented by legal counsel and have been fully advised as to the meaning and consequence of all of the terms and provisions of this Agreement.

15.5 Waiver; Modifications. No provision of this Agreement shall be waived unless set forth in writing and signed by the party effecting such waiver. No waiver of the breach of any of the terms or provisions of this Agreement shall be a waiver of any preceding or succeeding breach of this Agreement or any other provisions thereof. No waiver of any default, express or implied, made by any party hereto shall be binding upon the party making such waiver in the event of a subsequent default. This Agreement may only be modified or amended by a written agreement executed by each of the parties.

15.6 Notices. Any notices permitted or required under the provisions of this Agreement shall be in writing and shall be personally delivered, mailed by certified mail, postage prepaid or by facsimile transmission (with proof of transmission) or shall be sent by overnight courier service to the address of the relevant party as first set forth above. Licensor or Licensee may direct notices to be sent to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered.

15.7 Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, void, illegal, or unenforceable in any respect, such invalidity, voidness, illegality or unenforceability shall not affect any other provision of this Agreement, and the remaining portions shall remain in full force.

15.8 Cooperation. Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

15.9 Titles. Some Sections of this Agreement have titles and some do not. The fact that some Section hereof do not have titles shall have no significance. The titles are included for ease of reference only, and shall not be used to construe the meaning of this Agreement.

15.10 Authority. All parties and authorized representatives signing this Agreement represent and warrant that they have authority to execute and enter into this Agreement.

15.11 Counterparts. This Agreement may be executed in multiple counterparts.

IN WITNESS WHEREOF, the parties have executed this Patent and Technology License Agreement through their duly authorized representatives on the date set forth above.

FACE2FACE ANIMATION, INC.

By: /s/ George D. Caravias
Name: George D. Caravias
Title: Chief Executive Officer

INMOTION BIOMETRICS, INC.

By: /s/ Terrence DeFranco
Name: Terrence DeFranco
Title: Chief Executive Officer